Exhibit 10.01

THIRD AMENDMENT TO ACCOUNT PURCHASE AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”), dated as of April 13, 2012, is entered into by and between MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation (the “Customer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFBC”).

RECITALS

The Customer and WFBC are parties to an Account Purchase Agreement dated April 21, 2009 (as amended from time to time, the “Account Purchase Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Account Purchase Agreement unless otherwise specified.

The Customer has requested that certain amendments be made to the Account Purchase Agreement, which WFBC is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Account Purchase Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Section 2.77 of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“2.77 “Termination Date” means the earliest of (a) April 20, 2013, (b) the date the Customer terminates this Agreement pursuant to Section 3.06, (c) the date on which an Event of Termination described in Section 10.01(f) occurs, or (d) during the continuation of an Event of Termination, the date on which WFBC exercises its right to cease purchasing Accounts.”

3. Section 2.86 of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“2.86 “WFBC Discount” means, for any Settlement Period, the product of (a) the sum of (i) LIBOR in effect as of the first day of such Settlement Period plus (ii) 75 basis points, multiplied by (b) the quotient of (i) the number of days in such Settlement Period divided by (ii) 360.”

4. Section 7.12 of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“7.12 Leverage Ratio. The Leverage Ratio will not exceed (a) 3.95 to 1.00 as of March 31, 2012 or June 30, 2012, (b) 3.75 to 1.00 as of September 30, 2012, and

(c) 3.50 to 1.00 as of the end of any fiscal quarter ending on or after December 31, 2012; provided that if (x) Consolidated Debt has increased in connection with a Specified Acquisition, (y) as a consequence of such Specified Acquisition, the rating of long-term unsecured debt of the Customer has not been suspended, withdrawn or fallen below BBB by Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.) or Baa2 by Moody’s Investors Service, Inc. and (z) the Administrative Agent (as defined in the Credit Agreement) has received a Specified Acquisition Notice within 10 days of consummation of such Specified Acquisition, then, for a period of 210 consecutive days following the consummation of such Specified Acquisition, the additional Consolidated Debt in connection with such Specified Acquisition will be excluded from Consolidated Debt for purposes of calculating the Leverage Ratio, but only if the Leverage Ratio calculated without such exclusion at no time during such 210-day period exceeds the otherwise applicable maximum ratio set forth above modified to increase the numerator by 0.25.”

5. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Account Purchase Agreement shall remain in full force and effect and shall apply to any purchase thereunder.

6. Conditions Precedent. This Amendment shall be effective when WFBC shall have received an executed original hereof.

7. Representations and Warranties. The Customer hereby represents and warrants to WFBC as follows:

(a) The Customer has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by the Customer and constitute the legal, valid and binding obligation of the Customer, enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Customer of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Customer, or the articles of incorporation or by-laws of the Customer, or (iii) result in a breach of or constitute a default under any agreement, lease or instrument to which the Customer is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article 6 of the Account Purchase Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8. References. All references in the Account Purchase Agreement to “this Agreement” shall be deemed to refer to the Account Purchase Agreement as amended hereby; and any and all references in the Related Documents to the Account Purchase Agreement shall be deemed to refer to the Account Purchase Agreement as amended hereby.

9. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Termination under the Account Purchase Agreement or a waiver of any breach, default or event of default under any Related Document or other document held by WFBC, whether or not known to WFBC and whether or not existing on the date of this Amendment.

10. Costs and Expenses. The Customer hereby reaffirms its agreement under the Account Purchase Agreement to pay or reimburse WFBC on demand for all costs and expenses incurred by WFBC in connection with the Account Purchase Agreement and the Related Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Customer specifically agrees to pay all fees and disbursements of counsel to WFBC for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

11. Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws provisions, except with respect to (a) Section 5-1401 of the New York General Obligations Law; and (b) the choice of laws provisions of the Uniform Commercial Code as adopted in New York.

12. WAIVER OF JURY TRIAL. EACH OF THE CUSTOMER AND WFBC HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

13. Miscellaneous. This Amendment may be executed in counterparts and each counterpart shall constitute one and the same original. Manually executed counterparts of the signature pages of this Amendment may be delivered by the parties electronically so long as transmitted pages are reproducible on paper medium upon receipt. Each party is duly authorized to print any executed signature page so received and attach it to this Amendment, whereupon this Amendment shall be deemed to have been duly executed and delivered by the transmitting party and the paper copy of this Amendment assembled by the recipient with such signature page attached shall be deemed an original for all purposes, absent manifest error or bad faith.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION		MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Jennifer Daily	By:	/s/ Anne H. Lloyd
Name: Jennifer Daily		Name: Anne H. Lloyd
Its: Authorized Signatory		Its: Chief Financial Officer

Signature Page to Third Amendment to Account Purchase Agreement